UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2013

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Addison, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2013, Fiesta Restaurant Group, Inc. (“Fiesta”), as borrower, and certain subsidiaries of Fiesta as guarantors (the “Guarantors”), entered into a Credit Agreement dated as of December 11, 2013 (the “Loan Agreement”) with a syndicate of lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association (the “Administrative Agent”) as administrative agent and a Lender, JPMorgan Chase Bank, N.A. as syndication agent and a Lender, Raymond James Bank, as documentation agent and a Lender, and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners, as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

In connection with the Loan Agreement, on December 11, 2013, Fiesta and the Guarantors entered into a Security Agreement (the “Security Agreement”) with the Administrative Agent, as administrative agent for the Lenders party to the Loan Agreement. Pursuant to the Security Agreement, Fiesta and the Guarantors pledged and granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a lien on and security interest in all of the right, title and interest in substantially all of the assets of Fiesta and the Guarantors. In addition, under the Security Agreement all of the outstanding capital stock of the direct and indirect subsidiaries of Fiesta was pledged as security to the Administrative Agent for the benefit of the secured parties.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2013, Fiesta terminated the (i) Loan Agreement, dated as of August 5, 2011, as amended by the First Amendment to Credit Agreement, dated December 14, 2011, among Fiesta, certain subsidiaries of Fiesta, the lenders party thereto and the Administrative Agent, (ii) First Lien Security Agreement dated as of August 5, 2011 among Fiesta, certain domestic subsidiaries of Fiesta and the Administrative Agent and (iii) Intercreditor Agreement dated as of August 5, 2011 among Fiesta, the Guarantors, the Administrative Agent and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”).

On December 11, 2013, Fiesta completed the cash tender offer and consent solicitation for any and all of its outstanding 8.875% Senior Secured Second Lien Notes due 2016 (the “Notes”). An aggregate of $122,701,000 of the Notes were tendered pursuant to the tender offer and consent solicitation and were accepted for payment by Fiesta. In addition, on December 11, 2013, Fiesta irrevocably called for the redemption of $77,299,000 of Notes that were not tendered in the tender offer and irrevocably deposited with the Trustee for the Notes an amount of funds sufficient to redeem such Notes. Consequently, on December 11, 2013, each of Fiesta and the subsidiary guarantors terminated its respective obligations under the Notes, the Indenture (the “Indenture”) (other than those obligations which by the terms of the Indenture survive), dated as of August 5, 2011, and amended by the Supplemental Indenture, dated as of November 26, 2013, by and among Fiesta, as issuer, the subsidiary guarantors listed therein, as guarantors, and the Trustee, which governed the Notes and the Second Lien Security Agreement, dated as of August 5, 2011, by and among Fiesta, the subsidiary guarantors listed therein and the Trustee.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 11, 2013, Fiesta and the Guarantors entered into the Loan Agreement. The Loan Agreement provides for a revolving credit facility of up to $150.0 million (including a sublimit of up to $15.0 million for letters of credit). The Loan Agreement also provides that Fiesta has the right to request the Lenders (although they are under no obligation to make any such loans) for incremental revolving credit borrowing increases of up to $50 million, in the aggregate, in accordance with the terms specified in the Loan Agreement. The Loan Agreement matures on December 11, 2018. Fiesta used borrowings under the Loan Agreement along with net proceeds of the previously announced underwritten public offering (completed on November 20, 2013) of 3,105,000 shares of common stock, which included 2,700,000 shares of common stock issued and sold by Fiesta and an aggregate of 405,000 additional shares of common stock that the underwriters purchased from Fiesta and certain executive officers of Fiesta, as selling stockholders, upon exercise of their over-allotment option, of which 378,336 shares of common stock were issued and sold by Fiesta and 26,664 shares of common stock were sold by the selling stockholders, to (i) repurchase all of its outstanding Notes tendered pursuant to a tender offer and consent solicitation and redeem $77,299,000 principal amount of the Notes not tendered and repurchased in the tender offer, (ii) pay related fees and expenses of the transactions above and (iii) for general corporate purposes. Fiesta made a revolving credit borrowing in the amount of $81,000,000 under the Loan Agreement at closing on December 11, 2013.

Borrowings under the Loan Agreement will bear interest at a rate per annum, at Fiesta’s option, of (i) the Alternate Base Rate (as defined in the Loan Agreement) plus the applicable margin of 0.50% to 1.50% based on Fiesta’s Adjusted Leverage Ratio (as defined in the Loan Agreement) (with an initial applicable margin set at 0.75% until the delivery of financial statements for the first fiscal quarter of 2014) or (ii) the LIBOR Rate (as defined in the Loan Agreement) plus the applicable margin of 1.50% to 2.50% based on Fiesta’s Adjusted Leverage Ratio (with an initial applicable margin set at 1.75% until the delivery of financial statements for the first fiscal quarter of 2014).

Fiesta’s obligations under the Loan Agreement are secured by substantially all of the assets of Fiesta and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Security Agreement.

The Loan Agreement contains certain covenants, including, without limitation, those limiting Fiesta’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business in any material respects, engage in transactions with related parties, make certain investments, make certain restricted payments or pay dividends. In addition, the Loan Agreement requires Fiesta to meet certain financial ratios, including a Fixed Charge Coverage Ratio and Adjusted Leverage Ratio (all as defined under the Loan Agreement).

Under the Loan Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, certain judgments or upon the occurrence of a change of control (as specified therein).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Security Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

On December 11, 2013, Fiesta issued a press release, the entire text of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Credit Agreement, dated as of December 11, 2013, between Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

10.2	Security Agreement, dated as of December 11, 2013, between Fiesta Restaurant Group, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as administrative agent.

99.1	Fiesta Restaurant Group, Inc. Press Release, dated December 11, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: December 12, 2013

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

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